Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

BRAUN’S FASHIONS CORPORATION

PREFACE

PLAN OF REORGANIZATION

On July 2, 1996, the Corporation and its wholly owned subsidiary, Braun’s Fashions, Inc. (“BFI”), filed to reorganize their respective businesses under Chapter 11 of the United States Bankruptcy Code (Case No. 96-1030 (HSB)).  The Corporation and BFI submitted a Second Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code (the “Disclosure Statement”) with respect to the Plan of Reorganization dated October 22, 1996 (the “Plan”).  On October 22, 1996, the Bankruptcy Court entered an Order pursuant to Section 1125 of the Bankruptcy Code approving the Disclosure Statement.  In accordance with the Plan and the Disclosure Statement, the Plan classifies the various claims and equity interests in the Corporation and BFI.  The Plan, among other things, provides for conversion of a portion of the Corporation’s previously issued nine percent (9%) Senior Notes and claims from its pre-petition lenders into equity and the payment of the balance of such outstanding debt over time.  The Plan further provides for payment in full of merchandise, vendor and other trade claims.  In accordance with the Plan, these By-Laws have been amended to (a) prohibit the declaration of payment of dividends so long as any payment obligation under the Plan remains unsatisfied (Article V), and (b) to prohibit the issuance of nonvoting equity securities so long as the Plan is in effect (Article II).

ARTICLE  I.

STOCKHOLDERS

Section 1.  Annual Meetings.  The annual meeting of the stockholders for the election of directors and the transaction of other business as may come before the meeting shall be held each year on such day and at such hour in the month of August or September as shall be fixed by the Board of Directors.

Section 2.  Special Meetings.  Except as otherwise provided in the Certificate of Incorporation on the Corporation, a special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request of the holders of record of a majority of the stockholders of the outstanding shares of such class.  A special meeting of the stockholders of any class of capital stock of the Corporation shall be called by the President or the Secretary of the Corporation upon the written request of a majority of the directors.  Any request for a special meeting shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 3.  Place of Meetings.  Except as otherwise provided in these By-Laws, all meetings of the stockholders shall be held at such dates, times and places, within or without the State of Delaware, as shall be determined by the Board or the President of the Corporation and as shall be stated in the notice of the meeting or in waivers of notice thereof.  If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.

Section 4.  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date, and time of the meeting and the purpose or purposes for which the meeting is called and shall indicate who called the meeting.  A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at the meeting.  If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at the other address.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend the meeting, except any stockholder who shall attend such meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the meeting, a signed waiver of notice.  Unless the Board, after the adjournment, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

Section 5.  Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at each meeting of stockholders, the holders of a majority of the shares of each class entitled to vote thereat, present, in person or by proxy, shall constitute a quorum for the transaction of business by such class.

Section 6.  Voting.  At each meeting of stockholders, every stockholder of record shall be entitled to cast one vote for every share of stock standing in her or his name on the books of the Corporation on the record date and entitled to vote at such meeting.  A stockholder may vote in person or by proxy.  Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation, or by these By-Laws, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the stockholders present, in person or by proxy, and entitled to vote thereon.  Directors shall be elected as provided in Section 3 of Article III of these By-Laws.  Written ballots shall not be required for voting on any matter unless ordered by the Chairman of the meeting.

Section 7.  Action Without a Meeting.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 8.  List of Stockholders.  At least ten (10) days before every meeting of stockholders, a list of the stockholders (including their addresses) entitled to vote at the meeting and their record holdings as of the record date shall be open for examination by any stockholder, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list also shall be kept at and throughout the meeting.

Section 9.  Conduct of Meetings.  At each meeting of the stockholders, the Chairman of the Board of Directors or, in his absence, the President, of the Corporation shall act as Chairman of the meeting.  The Secretary of the Corporation or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and shall keep the minutes thereof.  The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting.

Section 10.  Proxies.  Every proxy shall be executed in writing by the stockholder or by his attorney-in-fact.

Section 11.  Notice of Nominations and Other Business at Annual Meetings.

(a)           Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (1) pursuant to the Corporation’s notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any shareholder of the Corporation who was a shareholder of record at the time of giving of the notice by the shareholders provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

(b)           For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of paragraph (a) of this Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  Such shareholder’s notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(c)           Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section.  The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall be disregarded.

(d)           For the purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e)           Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.  Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE  II.

BOARD OF DIRECTORS

Section 1.  General Power.  The property, business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

The Board of Directors shall take such further action as necessary or required to comply with the provision of the Plan.

Notwithstanding, the Company’s Certificate of Incorporation, By-Laws or any provision of the General Corporation Law of the State of Delaware, in accordance with the Plan and so long as the Plan is in effect, the Board of Directors shall not authorize the issuance of nonvoting equity securities, whether in the form of Common Stock or other equity securities.  The Board of Directors retains the ability to authorize any other type of equity or debt securities.

Section 2.  Number.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall be fixed from time to time by the majority vote of the entire Board of Directors.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, the number of directors may be reduced from time to time by action of a majority of the total number of directors which the Corporation would have if there were no vacancies or by the vote of a majority of the stockholders entitled to vote thereon, but no decrease may shorten the term of an incumbent director provided that any such reduction does not affect or in any way impair the right of the holders of the Senior Preferred Stock to elect one director to the Board of Directors.

Section 3.  Election and Term of Directors.  The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, with the members of each class to hold office until their successors are elected and qualified.  At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Except as otherwise provided in the Certificate of Incorporation of the Corporation, directors shall be elected by a plurality of the votes cast.

Section 4.  Resignations.  Any director may resign at any time by giving written notice of his resignation to the Corporation.  A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5.  Removal.  Except as otherwise provided in the Certificate of Incorporation of the Corporation or these By-Laws, any director may be removed, with or without cause, by the affirmative vote of the holders of record of a majority of outstanding shares of the class of stock entitled to vote to elect such director at a special meeting of stockholders called for that purpose.

Section 6.  Newly Created Directorships and Vacancies.  Except as otherwise provided in the Certificate of Incorporation of the Corporation newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.  No decrease in the number of directors shall shorten the term of any incumbent director.

Section 7.  Regular Meetings.  As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purposes of the election of officers and the transaction of other business.  Other regular meetings of the Board of Directors shall be held at such places, dates, and times as may be fixed from time to time by the Board of Directors.  Notice of regular meetings need not be given, except as otherwise required by law.

Section 8.  Special Meetings.  A special meeting of the Board of Directors may be called by the President or by any two directors and shall be held at such time and place as are fixed in the call of the meeting.  Notice of each special meeting shall be given to each director by mail, addressed to the address last given by each director to the Secretary or, if none has been given, at the director’s residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to the director by telegram, cable, wireless, or similar means so addressed or shall be delivered personally or by telephone, at least twenty-four (24) hours before the time the meeting is to be held.  If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, and if telegraphed, cabled or wired, the notice shall be deemed to have been given when the contents of the telegram are transmitted to the telegraph, cable or wireless service with instructions that the telegram, cable or wire immediately be dispatched.  Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend the meeting, except if such director shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened.  Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.  Each notice shall state the time and place of the meeting but need not state the purposes thereof.

Section 9.  Quorum and Manner of Acting.  At each meeting of the Board of Directors the presence of a majority of the total number of directors shall be required to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at that time, shall be the act of the Board of Directors.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.  Members of the Board of Directors or any committee designated by the Board of Directors may participate in meetings of the Board of Directors or any such committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 10.  Written Consent.  Any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 11.  Compensation.  The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity and to provide that the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any regular or special meeting of the Board.  Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving proper compensation therefor.

Section 12.  Executive and Other Committees of Directors.  The Board of Directors may, by resolution passed by a majority of the members of the Board of Directors, designate an Executive Committee and one or more other committees, each consisting of one or more directors of the Corporation and each having such authority as the Board of Directors may by resolution provide in accordance with the laws of the State of Delaware.  The Board of Directors may authorize any such committee to exercise all or some of the powers and authority of the Board of Directors in the management of the property, business and affairs of the Corporation and authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to:

(a)           amending the Certificate of Incorporation;

(b)           adopting an agreement of merger or consolidation;

(c)           recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)           recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(e)           amending the By-Laws of the Corporation;

(f)            declaring dividends; or

(g)           authorizing the issuance of stock.

Subject to any requirements of law, each committee shall take action in accordance with such rules as are provided by resolution of the Board of Directors or as the committee members shall unanimously agree upon.

Section 13.  Place of Meetings.  Except as otherwise provided in these By-Laws, all meetings of the Board of Directors shall be held at such places, within or without the State of Delaware, as the Board of Directors determines from time to time.

Section 14.  Conduct of Meetings.  At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in his absence, a director chosen by a majority of the directors present shall act as Chairman of the meeting.  The Secretary or, in his absence, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof.  The order of business at all meetings of the Board of Directors shall be as determined by the Chairman of the meeting.

ARTICLE  III.

OFFICERS

Section 1.  Officers Enumerated.  The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as the Board of Directors may in its discretion elect.  Any two or more offices may be held by the same person.

Section 2.  Election and Term of Office.  All officers shall be elected by the Board of Directors at its first meeting held after the annual meeting of stockholders.  Unless elected for a lesser term, and subject always to the right of the Board of Directors to remove an officer with or without cause, each officer shall hold office until the first meeting of the Board of Directors held after the next annual meeting of the stockholders and until his successor has been elected and qualified.

Section 3.  Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside at any meetings of stockholders and of the Board of Directors.  He shall possess such other powers and perform such other duties as the Board of Directors may prescribe.

Section 4.  The President.  The President shall be the chief executive officer of the Corporation and shall have general supervision of the Corporation, subject only to the supervision of the Board of Directors.  In the absence or disability of any other officer of the Corporation, he may possess and perform the duties of that officer; he shall perform other such duties as the Board of Directors may prescribe.

Section 5.  The Vice Presidents.  Each Vice President, if any, shall, in the absence or incapacity of the President and in order of seniority as fixed by the Board of Directors, possess the powers and perform the duties of the President, and each shall possess such other powers and perform such other duties as the Board of Directors may prescribe.

Section 6.  The Secretary.  The Secretary shall issue notices of all meetings of stockholders and of the directors whenever notice is required.  He shall keep the minutes of all meetings of stockholders and of the Board of Directors in a book to be kept for that purpose.  He shall sign such instruments as require his signature and shall posses such other powers and perform such other duties as usually pertain to his office or as the Board of Directors may prescribe.

Section 7.  The Treasurer.  The Treasurer, if any, shall have the care and custody of all the moneys and securities of the Corporation.  He shall keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Corporation.  He shall sign such instruments as require his signature and shall possess such other powers and perform such other duties as usually pertain to his office or as the Board of Directors may prescribe.

Section 8.  Assistant Officers.  If the Board of Directors shall elect any Assistant Vice President, Assistant Secretary, or Assistant Treasurer, such assistant officer shall assist the officer to whom he is assistant, shall possess that officer’s powers and perform that officer’s duties in his absence or incapacity, and shall possess such other powers and perform such other duties as the Board of Directors may prescribe.

Section 9.  Resignations.  Any officer may resign at any time by giving written notice of his resignation to the Corporation.  A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 10.  Vacancies.  If an office becomes vacant for any reason, the Board of Directors or the stockholders may fill the vacancy, and each officer so elected shall serve for the remainder of his predecessor’s term.

ARTICLE  IV.

PROVISIONS RELATING TO STOCK

CERTIFICATES AND STOCKHOLDERS

Section 1.  Certificates.  Certificates for the Corporation’s capital stock shall be in such form as required by law and as approved by the Board of Directors.  Each certificate shall be signed in the name of the Corporation by the Chairman of the Board of Directors, the President or any Vice President and by the Secretary of the Corporation, the Treasurer or any Assistant Secretary or any Assistant Treasurer of the Corporation and shall bear the seal of the Corporation or a facsimile thereof.  If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer of the Corporation may be a facsimile signature.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature was placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2.  Lost Certificates, Etc.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of the lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.

Section 3.  Transfers of Shares.  Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 4.  Record Date.  Subject to any additional requirements of the General Corporation Law of the State of Delaware, for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

ARTICLE  V.

GENERAL

Section 1.  Dividends.  Subject to the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law; provided, however, the Board of Directors may not declare or pay dividends so long as any payment obligation under the Plan remains unsatisfied.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before any payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as the Board of Directors shall think advisable for the interests of the Corporation, and the Board of Directors may abolish such reserve.

Section 2.  Indemnification.  To the full extent authorized, permitted, or allowed by law, whether or not specifically required by Section 145 of the Delaware General Corporation Law or any successor or supplemental provision, the Corporation shall indemnify any person made or threatened to be made a party in any civil, criminal, or other action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation, confirmed in writing, as a director or officer of, or in a comparable capacity for, another corporation, partnership, joint venture, trust or other enterprise.

Section 3.  Fiscal Year.  The fiscal year of the Corporation shall end at the close of business on that Saturday in February or March which falls closest to the last day of February.

Section 4.  Seal.  The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation, the year of incorporation and any other matters deemed appropriate by the Board of Directors.

ARTICLE  VI.

AMENDMENTS

Section 1.  By-Law Amendments.  The By-Laws of the Corporation may be made, altered, or repealed by vote of the stockholders at any annual meeting or at any special meeting called for the purpose or, except as otherwise provide in these By-Laws or by law, by vote of a majority of the authorized number of directors at any regular or special meeting.  No amendment of the provisions of these By-Laws shall be effected if as a result thereof, these By-was would be in conflict with the provisions of the (i) Certificate of Incorporation of the Corporation or (ii) the Plan.

Section 2.  Implied Amendments.  Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the By-Laws then in effect but which is taken or authorized by the unanimous written consent of the shareholders or Board of Directors or by the affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

I hereby certify that the foregoing By-Laws, consisting of eleven (11) typed pages, are the By-Laws adopted by the Board of Directors of Braun’s Fashions Corporation on the 26th day of December,1996.

/s/ Hebert D. Froemming
Secretary